Exhibit 99.4

FIRST SUPPLEMENTAL INDENTURE dated as of January 25, 2007, between ALCOA INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”) having its principal office at 390 Park Avenue, New York, New York, and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor trustee to J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Trust Company, National Association, as successor trustee to PNC Bank, National Association), a national banking association organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee are parties to an Indenture dated as of September 30, 1993 (the “Indenture”), relating to the issuance from time to time by the Company of its Securities. Capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Indenture.

Section 901(5) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders, when properly authorized by a certified resolution adopted by the Board of Directors, to add, change or eliminate any provisions of the Indenture in respect of one or more series of Securities, provided that such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefits of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision.

The Company has requested the Trustee to join with it in the execution and delivery of this first supplemental indenture (the “First Supplemental Indenture”) in order to supplement and amend the Indenture, solely with respect to Securities issued on or after the date hereof, to: (1) amend the definition of “Event of Default”; (2) decrease the percent in principal amount of Holders that must consent to certain supplemental indentures or grant certain waivers; and (3) increase the amount of Debt secured by a Mortgage and Attributable Debt that the Company is permitted to incur; in no event will the provisions of this First Supplemental Indenture affect the interests of the Holders of Securities of any series Outstanding prior to the date of this First Supplemental Indenture in any respect.

The Company has determined that this First Supplemental Indenture complies with said Section 901, does not affect the interests of the Holders of Securities Outstanding prior to the date of this First Supplemental Indenture and does not require the consent of any Holders.

The Company represents and warrants that all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of Securities of any series created on or after the date hereof, as follows:

I. AMENDMENTS TO THE INDENTURE

A. Paragraph (5) of the definition of “Event of Default” in Section 501 of the Indenture is amended, with respect to Securities Outstanding under series created on or after the date hereof, to read as follows:

(5) an event of default as defined in any indenture or instrument evidencing or under which the Company has at the date of this Indenture or shall hereafter have outstanding any indebtedness for borrowed money in a principal amount in excess of $50,000,000 shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within ten days after written notice thereof to the Company from the Trustee or to the Company and the Trustee from Holders of not less than 25% in principal amount of the Outstanding Securities of that series hereunder; provided, however, that if such event of default under such indenture or instrument shall be remedied or cured by the Company or be waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of such Securities; or

B. Section 902 of the Indenture is amended, with respect to Securities outstanding under series created on or after the date hereof, to replace the number “66 2/3%” with “50%” in the first clause of Section 902.

C. Section 1009 of the Indenture is amended, with respect to Securities outstanding under series created on or after the date hereof, to replace the number “10%” with “15%” in clause (b) of Section 1009.

D. Section 1012 of the Indenture is amended, with respect to Securities outstanding under series created on or after the date hereof, to replace the number “66 2/3%” with “50%”.

II. GENERAL PROVISIONS

B. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

C. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

D. The Company hereby certifies that this First Supplemental Indenture conforms to the current requirements of the Trust Indenture Act.

E. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

ALCOA INC.,

By
Name:
Title:

[Seal]

Attest:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By
Name:
Title:

[Seal]

Attest:

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STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of January, 2007, before me personally came to me known, who, being by me duly sworn, did depose and say that she is          of ALCOA INC., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of January, 2007, before me personally came to me known, who, being by me duly sworn, did depose and say that he is          of THE BANK OF NEW YORK TRUST COMPANY, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Notary Public

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